UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 10, 2016

PLURISTEM THERAPEUTICS INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-31392	98-0351734
(Commission File Number)	(IRS Employer Identification No.)

MATAM Advanced Technology Park Building No. 5 Haifa, Israel	31905
(Address of Principal Executive Offices)	(Zip Code)

011 972 74 7108607
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 10, 2016, the registrant announced that its previously signed and announced term sheet (the “Term Sheet”) for an investment into the registrant of approximately $30,000,000 by China-based Innovative Medical Management Co., Ltd. (“Innovative Medical”) has been approved by Innovative Medical’s Board of Directors and its shareholders. As a result of these approvals, the Term Sheet is now a binding agreement.

The parties plan to enter into definitive agreements no later than December 26, 2016. Until the earlier of December 26, 2016 or the entry into the definitive agreements, the registrant has agreed not to enter into any agreement or arrangement regarding equity financing of the registrant at a common stock price per share equal to or less than $2.20, without the prior written consent of Innovative Medical. The registrant plans to use the proceeds from the expected investment to support its late-stage clinical trials.

Pursuant to the binding Term Sheet, approximately 16,890,000 shares of the registrant’s common stock will be sold at $1.77 per share. In addition, the registrant will issue to Innovative Medical approximately 4,422,500 warrants to purchase shares of the registrant’s common stock with an exercise price of $2.50 per warrant, exercisable for a period of five years. The shares will be subject to a lock up agreement for 6 months after the closing of the agreement. In accordance with the Term Sheet, Innovative Medical will have one seat on the registrant’s Board of Directors for as long as it holds at least 12.5% of the registrant’s issued and outstanding stock. Innovative Medical will also have certain information, registration and preemptive rights, as well as certain negotiation rights with respect to potential transactions of the registrant in China.

The securities that may be sold in the proposed private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from such registration requirements. Pursuant to the Term Sheet, the registrant has agreed to file a registration statement with the SEC registering the resale of the shares of common stock purchased in the private placement and the shares of common stock underlying the warrants.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy the registrant’s securities and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Warning Concerning Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and federal securities laws. These forward-looking statements include, but are not limited to those statements regarding the registrant’s proposed private placement of its common stock and warrants, the terms of such offering, the plan to enter into definitive agreements and the expected use of proceeds. Although the Term Sheet is binding, the registrant may not be successful in negotiating definitive documentation by the date expected or at all, and even if successful, the sale of shares and warrants may not be completed if the conditions to closing such sale are not met. These forward-looking statements and their implications are based on the current expectations of the management of the registrant only, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this Current Report on Form 8-K are subject to risks and uncertainties, including those discussed in the registrant’s reports filed from time to time with the SEC. Except as otherwise required by law, the registrant undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURISTEM THERAPEUTICS INC.

Date: November 10, 2016	By:	/s/ Yaky Yanay
Name: Yaky Yanay
Title: President, Chief Financial Officer and Chief Operating Officer